Exhibit 2.03

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Agreement and Plan of Merger and Reorganization (this “Agreement”) is made and entered into as of June 12, 2007, by and among PASW, INC., a Delaware corporation (“Pubco”), VIRNETX ACQUISITION, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“MergerSub”) and VIRNETX, Inc., a Delaware corporation (the “Company”).  Pubco, MergerSub and the Company are each, individually, a “Party” or, collectively, the “Parties.”  Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto and incorporated herein by reference.

RECITALS

WHEREAS, the Parties desire to set forth the terms and conditions pursuant to which Pubco shall combine with the Company pursuant to a merger (the “Merger”) in accordance with the Delaware General Corporation Law (the “DGCL”) and the terms of this Agreement whereby MergerSub will merge with and into the Company, with the Company continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Pubco (the “Surviving Corporation”);

WHEREAS, it is intended that the Merger qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the respective boards of directors of Pubco, MergerSub and the Company have approved Pubco’s, MergerSub’s and the Company’s entry into this Agreement;

WHEREAS, this Agreement and the Merger also have been approved by the stockholders of MergerSub and the Company, as required pursuant to the requirements of the DGCL; and

WHEREAS, the Company has received, prior to the date hereof, gross proceeds in an aggregate amount of $4,500,000, pursuant to certain private placements of convertible debt, all of which will be converted into shares of Pubco upon the consummation of the Merger;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.

DESCRIPTION OF MERGER.

1.1

Merger.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), MergerSub shall be merged with and into the Company, and the separate existence of MergerSub shall cease.  Following the Effective Time, the Company will continue as the Surviving Corporation and shall be a wholly-owned subsidiary of Pubco.  The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and MergerSub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and MergerSub shall become the debts, liabilities and duties of the Surviving Corporation.

1.2

Closing; Effective Time.  The consummation of the Merger (the “Closing”) shall take place at the offices of the Company’s attorneys, or some other location mutually agreed upon by the Parties, at 9:00 a.m. Pacific Time on or around July 3, 2007 (the “Closing Date”).  Contemporaneously with the Closing, a properly executed certificate of merger conforming to the requirements of the DGCL (the “Certificate of Merger”) shall be filed with the office of the Secretary of State of the State of Delaware.  The Merger shall become effective only upon the acceptance of the Certificate of Merger by the Secretary of State of Delaware (the “Effective Time”).

1.3

Corporate Structure of the Surviving Corporation; Election of Officers and Directors.  Unless otherwise mutually determined by Pubco, MergerSub and the Company prior to the Effective Time: (i) the certificate of incorporation of the Company immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation upon and after the Effective Time and (ii) the bylaws of the Company immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation upon and after the Effective Time.  In addition, the Company, prior to the Effective Time, will nominate the individuals set forth on Exhibit B attached hereto for election to the Company’s Board of Directors, by the Company’s stockholders, at a special meeting of the stockholders of the Company.  Prior to the submission of any nominee by the Company for election as a director, the holders of the San Gabriel Convertible Debt shall have the right to appoint a representative to meet with each such prospective nominee, and such representative may provide the Company with his suggestions, prior to such nomination. Upon being elected to serve on the Company’s Board of Directors, the directors shall appoint the individuals listed on Exhibit B as officers of the Company to serve in such offices set forth next to each of their names.  Upon the Closing of the Merger the officers and directors of the Company shall become the officers and directors of the Surviving Corporation.

1.4

Conversion of Company Preferred Stock.  Immediately prior to the Closing, each share of Company Preferred Stock then outstanding shall be converted into one (1) share of Company Common Stock, pursuant to the terms of the Company’s Amended and Restated Certificate of  Incorporation and the consent of the holders of at least a majority of the outstanding shares of Company Preferred Stock.

1.5

Merger Consideration; Conversion of Company Common Stock; Conversion of Company Convertible Debt; Exchange of Company Options; Assumption of Warrant Right; Assumption of Restricted Stock Award Rights.  The following consideration shall be payable to the holders of Company Securities as a result of the Merger: (i) 88,481,648 shares of Pubco Common Stock (excluding any shares of Pubco Common Stock which may be issued pursuant to Restricted Stock Award Rights) (the “Stock Merger Consideration”); (ii) Pubco Options to purchase an aggregate of 8,469,256 shares of Pubco Common Stock (including the options to be granted pursuant to the Option Right) (the “Options Merger Consideration”); and

(iii) Pubco Warrants to purchase an aggregate of 800,000 shares of Pubco Common Stock (the “Warrants Merger Consideration”).  At the Effective Time and without any further action on the part of Pubco, MergerSub, the Company or any other Person:

(a)

Each share of Company Common Stock outstanding as of immediately prior to the Effective Time including, without limitation, shares of Company Preferred Stock that have been converted to Company Common Stock (other than any shares of Company Common Stock that are Dissenting Shares) shall be converted into the right to receive 12.45479 shares of Pubco Common Stock.

(b)

Each dollar of the principal amount of the Company Convertible Debt outstanding as of immediately prior to the Effective Time shall be converted into the right to receive an aggregate of four shares of Pubco Common Stock.

(c)

Each Company Option outstanding as of immediately prior to the Effective Time shall be exchanged for a Pubco Option to purchase 12.45479 shares of Pubco Common Stock for each share of Company Common Stock underlying such Company Option at a per share exercise price equal to the exercise price applicable to each such Company Option divided by 12.45479, and upon such other terms and conditions provided with respect to such Company Option.

(d)

Pubco will assume the Company’s contractual obligation, pursuant to the Option Right, and will grant the holder of the Option Right, promptly after the Effective Time, a Pubco Option to purchase 3,113,697 shares of Pubco Common Stock at an exercise price equal to the fair market value of the Pubco Common Stock on the date of such grant.

(e)

Pubco will assume any obligation the Company may have with respect to Restricted Stock Award Rights, and, pursuant to such obligation, if any, will grant the holders of Restricted Stock Award Rights restricted stock awards for an aggregate of up to 249,096 shares of Pubco Common Stock.

(f)

Pubco will assume the Company’s contractual obligation, pursuant to the Warrant Right, and will issue to the holder of the Warrant Right a Pubco Warrant to purchase 800,000 shares of Pubco Common Stock at an exercise price of $0.25 per share.

(g)

Notwithstanding the foregoing, Applicable Merger Consideration shall not be payable at or after the Effective Time with respect to any Dissenting Shares (as defined in Section 1.8 hereafter) or any shares of Company Common Stock with respect to which dissenters’ rights have not terminated.  In the case of Dissenting Shares, payment shall be made in accordance with Section 262 of the DGCL.  In the case of any shares with respect to which dissenters’ rights have not terminated as of the Effective Time, if such shares of Company Common Stock become Dissenting Shares, payment shall be made in accordance with Section 262 of the DGCL, and if, instead, the dissenters’ rights with respect to such shares of  Company Common Stock irrevocably terminate after the Effective Time, such shares shall be entitled only to receive the Applicable Merger Consideration upon delivery of the Certificate(s) representing the applicable shares of Company Common Stock.

1.6

Closing of the Company’s Transfer Books.  At the Effective Time, each of the holders of capital stock of the Company shall cease to have any rights as a stockholder of the Company (except as set forth in this Agreement with respect to the Applicable Merger Consideration), and the stock transfer books of the Company shall be closed with respect to all shares of capital stock of the Company outstanding immediately prior to the Effective Time.  No further transfer of any such shares of capital stock of the Company shall be made on such stock transfer books after the Effective Time.  If, after the Effective Time, a valid certificate previously representing any shares of capital stock of the Company (each, a “Company Stock Certificate”) or a valid instrument previously representing any (i) Company Convertible Debt (each, a “Company Convertible Debt Certificate”) or (ii) Company Option (a “Company Option Certificate”) is presented to Pubco, such Company Stock Certificate, Company Convertible Debt Certificate or Company Option Certificate shall be cancelled and exchanged as provided in Section 1.7.

1.7

Exchange of Certificates; Delivery of Applicable Merger Consideration; Legends.

(a)

At the Closing: (i) the holders of Company Securities will provide to Pubco (1) completed and executed letters of transmittal in customary form for use in effecting the surrender of all Company Securities in exchange for the Applicable Merger Consideration, and (2) all Company Stock Certificates, Company Convertible Debt Certificates and Company Option Certificates; and (ii) Pubco will provide to each holder of Company Securities (A) a certificate representing that number of shares of Pubco Common Stock representing such holder’s portion of the Stock Merger Consideration (as determined in accordance with Section 1.5) less such number of shares of Pubco Common Stock to be deposited, in escrow, pursuant to the indemnification provisions of subsection 11.3(b) hereafter and (B) a Pubco Option to purchase that number of shares of Pubco Common Stock representing such holder’s portion of the Options Merger Consideration (as determined in accordance with Section 1.5).  In lieu of any fractional shares of Pubco Common Stock that any holder of Company Securities would otherwise be entitled to receive, such holder shall be paid cash in an amount equal to the product of (1) the number of fractional shares of Pubco Common Stock which such holder would otherwise be entitled to receive, multiplied by (2) $0.25.  In the event that any Pubco Options issued as part of the Options Merger Consideration would result in the right of the applicable holder to purchase any fractional shares of Pubco Common Stock, the number of shares of Pubco Common Stock underlying the Pubco Option shall be rounded up to the next whole share.  All Company Stock Certificates, Company Convertible Debt Certificates and Company Option Certificates shall be canceled after such delivery.  Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate (other than any Company Stock Certificate representing Dissenting Shares), Company Convertible Debt Certificate and Company Option Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Applicable Merger Consideration in accordance with this Agreement.

(b)

At the Closing, the holder of the Warrant Right will provide to Pubco all documentation evidencing its rights to the Warrant Right and Pubco will provide to such holder of the Warrant Right a Pubco Warrant to purchase 800,000 shares of Pubco Common Stock.

(c)

Notwithstanding anything contained herein to the contrary, Pubco and the Company acknowledge and agree that immediately prior to the Effective Date certain shares of Company Common Stock that are reported as issued and outstanding represent the issuance of restricted stock awards pursuant to the Company’s 2005 Stock Plan which will not yet have vested under the terms of the applicable award grants.  Any shares of Pubco Common Stock issued as Stock Merger Consideration in respect of such shares of Company Common Stock shall be subject to the same vesting provisions as provided with respect to the applicable award grants and Pubco will provide its transfer agent with all necessary instructions for the issuance of certificates for such shares of Pubco Common Stock to the applicable stockholders when the applicable vesting requirements have been satisfied.

(d)

Pubco shall be entitled to deduct and withhold from the Applicable Merger Consideration payable or otherwise deliverable to any holder of Company Securities, the Option Right, any Restricted Stock Award Rights and/or the Warrant Right pursuant to this Agreement such amounts as Pubco is required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law.  To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the holder of Company Securities and/or the Warrant Right to whom such amounts would otherwise have been paid.

(e)

The Pubco Common Stock, Pubco Options and Pubco Warrants to be issued pursuant to this Section 1 shall not have been registered and shall be characterized as “restricted securities” under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act only in certain limited circumstances.  Each certificate evidencing Pubco Common Stock, Pubco Options and Pubco Warrants to be issued pursuant to this Section 1 shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN   THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER   THE SECURITIES ACT OR AN OPINION OF THE COMPANY’S LEGAL COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

1.8

Dissenters’ Rights.  Notwithstanding anything in this Agreement to the contrary, shares of capital stock of the Company held by a holder who, pursuant to Section 262 of the DGCL or any successor provision, has the right to dissent to the Merger and demand payment for such shares, and who properly dissents and demands payment for the fair value of such shares of capital stock of the Company (“Dissenting Shares”) in accordance with the DGCL, shall not be converted into the right to receive the Applicable Merger Consideration as set forth in Section 1.5, unless such holder withdraws, fails to perfect or otherwise loses such holder’s right to such payment, if any.  If, after the Effective Time, such holder withdraws, fails to perfect or loses any such right to payment, such holder’s Dissenting Shares shall be treated as having been converted as of the Effective Time into the right to receive the Applicable Merger Consideration.  At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL or any successor provision and as provided in the immediately preceding sentence.  The Company shall give prompt notice to Pubco of any demands received by the Company for appraisal of shares of capital stock of the Company and the opportunity to participate in all negotiations and proceedings with respect to any such demand.  Except to the extent otherwise required by the DGCL, the Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Pubco shall have consented in writing to such payment or settlement offer.

1.9

Tax Consequences.  For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code, and the Parties shall report the transactions contemplated by the Transaction Documents consistent with such intent and shall take no position in any Tax filing or Legal Proceeding inconsistent therewith.  The Parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.  None of Pubco, MergerSub, the Surviving Corporation or the Company has taken or failed to take, and after the Effective Time, Pubco and the Surviving Corporation shall not take or fail to take, any action which reasonably could be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

1.10

Further Action.  If, at any time after the Closing Date, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the transactions contemplated by the Transaction Documents or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Company, the officers and directors of the Surviving Corporation shall be fully authorized (in the name of the Company or otherwise) to take such action.

2.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Except as set forth on the Company Disclosure Schedule, the Company hereby represents, warrants and covenants as of the date hereof, to and for the benefit of Pubco, MergerSub and the Surviving Corporation, as follows:

2.1

Due Organization; No Subsidiaries; Etc.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority:  (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.  The Company, together with its predecessors, has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name “VirnetX, Inc.” The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than any jurisdictions set forth in Schedule 2.1 of the Company Disclosure

Schedule.  The Company has no Subsidiaries, does not own any controlling interest in any Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity.  The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity.  Neither the Company nor any of the stockholders of the Company has ever approved, or commenced any Legal Proceeding or made any election, in either case, contemplating the dissolution or liquidation of the Company’s business or affairs.

2.2

Certificate of Incorporation and Bylaws; Records.  The Company has delivered to Pubco accurate and complete (through the date hereof) copies of: (i) the certificate of incorporation and bylaws, including all amendments thereto, of the Company; (ii) the stock records of the Company; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of Company Securities, the board of directors of the Company and all committees of the board of directors of the Company (the items described in the foregoing clauses “(i)”, “(ii)” and “(iii)” of this Section 2.2 being collectively referred to herein as the “Company Documents”).  There have been no formal meetings held of, or corporate actions taken by, the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in the Company Documents.  There has not been any violation of any of the Company Documents, and at no time has the Company taken any action that is inconsistent in any material respect with the Company Documents.  The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with Legal Requirements and prudent business practices.

2.3

Capitalization, Etc.

(a)

The authorized capital stock of the Company consists of: (i) 60,000,000 shares of Company Common Stock, of which 4,255,000 shares are outstanding and (ii) 12,285,715 shares of Company Preferred Stock, of which 2,000,000 shares have been designated as Series A Preferred Stock and of which 1,404,000 shares are issued and outstanding.  All of the outstanding shares of the Company capital stock have been duly authorized and validly issued and are fully paid and nonassessable.  All of the outstanding shares of capital stock of the Company and all of the outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company have been issued in compliance with all applicable federal and state securities laws and other applicable Legal Requirements and all requirements set forth in the Company Documents and Company Contracts.  No shares of capital stock of the Company are subject to a repurchase option in favor of the Company, and the Company has never repurchased, redeemed or otherwise reacquired any shares of the Company capital stock or other securities of the Company.

(b)

Except as set forth on Schedule 2.3(b) of the Company Disclosure Schedule, there are no: (i) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock of the Company or other securities of the Company; (ii) outstanding securities, notes, instruments or obligations that are or may become convertible into or exchangeable for any shares of capital stock of the

Company or other securities of the Company; (iii) outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of the Company; (iv) Company Contracts (other than this Agreement) under which the Company is or may become obligated to sell, transfer, exchange or issue any shares of capital stock of the Company or any other securities of the Company; (v) agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, or any shares of the Company; or (vi) conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of the Company Common Stock or any shares of the capital stock or other securities of the Company.

(c)

Schedule 2.3(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the stock option plans and other stock or equity-related plans of the Company.

2.4

Company Financial Statements.  The Company has furnished to Pubco and MergerSub (or will furnish to them when available, but in any event prior to the Closing Date) a complete and correct copy of the Company’s audited financial statements for the years ended December 31, 2006 and 2005 (collectively, the “Company Financial Statements”).  The Company Financial Statements are complete and correct, are consistent with the books and records of the Company and present fairly the assets, liabilities, financial condition and results of operations of the Company, as at the dates and for the periods indicated, have been prepared in accordance with GAAP, and have been prepared in good faith by the Company’s management from the books and records of the Company.  The Company Financial Statements for the years ended December 31, 2006 and December 31, 2005 have been audited by Burr, Pilger & Mayer LLP and are accompanied by such firm’s audit report.  The books and records of the Company are true, accurate and complete in all material respects.

2.5

Equipment; Leasehold.

(a)

Schedule 2.5(a) of the Company Disclosure Schedule sets forth a true and complete list of all inventory, machinery, equipment, furniture, office equipment, supplies, materials, vehicles and other material items of tangible personal property of every kind owned by the Company and used in connection with its business (the “Company Personal Property”).  The Company has good and marketable title to the Company Personal Property, and the Company Personal Property is owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature.  All of the Company Personal Property and other tangible assets owned by or leased to the Company are adequate for the conduct of the Company’s business in the manner in which such business is currently being conducted.

(b)

Schedule 2.5(b) of the Company Disclosure Schedule sets forth a true and complete list of all real property or interests in real property owned by the Company (the “Company Owned Real Property”). The Company has good and marketable title to the Company Owned Real Property and the Company Owned Real Property is owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature.

(c)

Schedule 2.5(c) of the Company Disclosure Schedule sets for a true and complete list of all real property or interests in real property leased by the Company (the “Company Leased Real Property” and together with the Company Owned Real Property, the “Company Real Property”). The Company has delivered to Pubco and MergerSub accurate and complete copies of all leases and agreements pertaining to the Company Leased Real Property.

2.6

Intellectual Property.

(a)

Schedule 2.6(a) of the Company Disclosure Schedule accurately identifies: (i) each item of Registered IP in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (iii) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest.  The Company has provided to Pubco complete and accurate copies of all applications and correspondence with any Governmental Body related to each such item of Registered IP.

(b)

Schedule 2.6(b) of the Company Disclosure Schedule accurately identifies: (i) all Intellectual Property Rights or Intellectual Property licensed to the Company (other than any non-customized software that is so licensed solely in executable or object code form pursuant to a non-exclusive, internal-use software license or is generally publicly available on standard terms for less than $1,000); and (ii) the corresponding Company Contract or Company Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is or are licensed to the Company.  Neither the Merger nor any of the other transactions contemplated by the Transaction Documents will materially adversely alter or impair the Surviving Corporation’s Intellectual Property Rights or Intellectual Property licensed to the Company.

(c)

Schedule 2.6(c) of the Company Disclosure Schedule accurately identifies each Company Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any of the Company IP.  The Company is not bound by, and no Company IP is subject to, any Company Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert, or enforce any Company IP anywhere in the world.

(d)

Except as otherwise set forth in Schedule 2.6(d), the Company exclusively owns all right, title, and interest to and in the Company IP, free and clear of any Encumbrances.

(e)

Except as otherwise set forth in Schedule 2.6(e), to the Company’s Knowledge, no Person has infringed, misappropriated or otherwise violated or is currently infringing, misappropriating or otherwise violating any Company IP.

(f)

To the Company’s Knowledge, none of the Company IP owned or licensed by the Company currently infringes, misappropriates or otherwise violates or has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person.  Without limiting the generality of the foregoing:

(i)

No infringement, misappropriation or similar claim or Legal Proceeding is pending against the Company or, to the Company’s Knowledge, has been threatened against the Company; and

(ii)

The Company is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation or any similar claim, and the Company has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for the infringement, misappropriation or violation of any Intellectual Property Right.

2.7

Contracts.  Schedule 2.7 of the Company Disclosure Schedule identifies each Company Contract and provides an accurate description of the terms of each Company Contract that is not in written form.  The Company has delivered to Pubco accurate and complete copies of all written Company Contracts.  Each material Company Contract is valid, binding and enforceable by the Company in accordance with its terms subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.  The Company has not violated or breached, or committed any default under, any material Company Contract, and, to the Company’s Knowledge, no other Person has violated or breached, or committed any default under, any material Company Contract.  Schedule 2.7 of the Company Disclosure Schedule provides an accurate and complete list of all Consents required under any material Company Contract to consummate the transactions contemplated by the Transaction Documents.

2.8

Finder’s Fee.  Except as set forth on Schedule 2.8 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by the Transaction Documents based upon any arrangements or agreements made by or on behalf of the Company.

2.9

Compliance with Legal Requirements.  The Company is, and has at all times been, in compliance with all applicable Legal Requirements, except to the extent that failure to comply would not be likely to have a Material Adverse Effect on the Company.  The Company has never received any notice or other communication from any Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.  The Company has obtained all material permits, certificates and licenses required by any Legal Requirement for the conduct of its business and the ownership of its assets.  The Company is not in violation of any such permit, certificate or license, and no Legal Proceedings are pending or, to the Knowledge of the Company, threatened to revoke or limit any such permit, certificate or license.

2.10

Legal Proceedings.  Except as set forth in Schedule 2.10, there is no pending Legal Proceeding, and to the Company’s Knowledge, no Person has threatened to commence any Legal Proceeding, that (i) involves or affects the Company or any of the assets owned or used by the Company, or (ii) that challenges the Merger or any of the other transactions contemplated by the Transaction Documents.  No Legal Proceeding has ever been commenced that involves or affects the Company or the assets owned by the Company.  There is no Order in which the Company is named or to which any of the assets of the Company is subject.

2.11

No Undisclosed Liabilities.  The Company has no Liabilities, except for (i) Liabilities reflected on the Company Financial Statements, (ii) accounts payable incurred in the ordinary course of business since the date of the last balance sheet reflected in the Company Financial Statements, none of which are material in nature or exceed $150,000, in the aggregate, (iii) Liabilities under the Company Contracts, (iv) Liabilities incurred in connection with the negotiation of the Transaction Documents and the transactions contemplated thereby, and (v) Liabilities incurred in connection with the issuance of the Company Convertible Debt.

2.12

Absence of Certain Changes.  Since the date of the Company Financial Statements, the Company has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any Material Adverse Effect on the Company.

2.13

Tax Matters.  All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body before the Closing Date (the “Company Returns”): (i) have been or will be filed on or before the applicable due date (including any extensions of such due date); (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements; and (iii) have been provided or made available to Pubco and MergerSub.  All Taxes owed by the Company have been paid when due, whether or not such amounts are shown on any Company Returns.  The Company Financial Statements fully accrue all actual and contingent Liabilities for unpaid Taxes with respect to all periods through the date thereof and the Company has made adequate provision for unpaid Taxes after that date in its books and records.  No Company Return has ever been examined or audited by any Governmental Body.  No claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax.  There are no unsatisfied Liabilities for Taxes, including Liabilities for interest, additions to tax and penalties thereon and related expenses, with respect to which any notice of deficiency or similar document has been received by the Company (other than Liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established).  There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable.

2.14

Employee and Labor Matters.

(a)

Except as set forth on Schedule 2.14(a) of the Company Disclosure Schedule, the Company has compensated all individuals for, or otherwise cancelled or satisfied all of its obligations with respect to, all accrued vacation, deferred compensation and other similar benefits through December 31, 2006.  Since January 1, 2007, the Company has not increased the salary or benefits level of any of its employees.

(b)

Except as set forth on Schedule 2.14(b) of the Company Disclosure Schedule, there are no Plans, as defined below, contributed to, maintained or sponsored by the Company, to which the Company is obligated to contribute or with respect to which the Company has any liability or potential liability, whether direct or indirect.  For purposes of this Agreement, the term “Plans” shall mean: (a) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not funded and whether or not terminated, (b) employment agreements, and (c) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

2.15

Authority; Binding Nature of Agreement.  The Company has all necessary corporate power and authority to enter into and to perform its obligations under the Transaction Documents, and the execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary action on the part of the Company, its board of directors and its stockholders.  Each of the Transaction Documents to which the Company is a party constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.16

Non-Contravention.  Neither the execution, delivery or performance of the Transaction Documents, nor the consummation of any of the transactions contemplated thereby, will directly or indirectly (with or without notice or lapse of time): (i) result in a violation of any of the provisions of the Company Documents; (ii) to the Company’s Knowledge, result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by the Transaction Documents or to exercise any remedy or obtain any relief under any, Legal Requirement or any Order to which the Company, or any of the assets owned, used or controlled by the Company, is subject; or (iii) result in a violation or breach of, or result in a default under, with or without notice or lapse of time, any provision of any material Company Contract.

2.17

Environmental Protection.  No substances that are defined by Legal Requirements concerning the environment as toxic materials, hazardous wastes or hazardous substances (including without limitation any asbestos, oils, petroleum-derived compound or pesticides) (collectively, “Hazardous Materials”) are or, to the Knowledge of the Company, have been located in, on or about the Company Real Property.  To the Knowledge of the Company, the Company Real Property has not been used for the storage, manufacture or disposal of Hazardous Materials, and the Company has not used, or provided permission to others to use, the Company Real Property for the storage, manufacture or disposal of Hazardous Materials.  Specifically, but without limitation, to the Knowledge of the Company, there are and have been no storage tanks located on the Company Real Property.  To the Knowledge of the Company, no Hazardous Materials have been transported off site from the Company Real Property.

2.18

Insurance.  The Company has provided Pubco with a brief description of all insurance policies maintained by the Company with respect to its business, its assets, the

Company Personal Property and the Company Real Property.  Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid.

2.19

Related Party Transactions.  Except as set forth on Schedule 2.19 of the Company Disclosure Schedule, the Company Contracts do not include any agreement with or any other commitment to (a) any officer or director of the Company; (b) any individual related by blood or marriage to any such officer or director; (c) any Entity in which the Company or any such officer, director or related person has an equity or participating interest or (d) any other Affiliate of the Company.

2.20

Officer and Director Information.  During the past five (5) years, neither the Company, nor any of its officers or directors, nor any person intended upon consummation of the Merger to be nominated by the Company to become an officer or director of the Surviving Corporation or Pubco or any successor entity or subsidiary, has been the subject of:

(a)

a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or a petition seeking to appoint a receiver, fiscal agent or similar officer for the business or property of the Company or such person, or any partnership in which the Company or any such person was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which any such person was an executive officer at or within two years before the time of such filing;

(b)

a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence of an intoxicating substance);

(c)

any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the Company or any such person from, or otherwise limiting, the following activities:

(i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)

Engaging in any type of business practice; or

(iii)

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

(d)

any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of the Company or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

(e)

a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(f)

a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

2.21

Dissenting Shares.  No holder of shares of the Company’s capital stock who, pursuant to the DGCL or any successor provision, has the right to dissent to the Merger and demand payment for such shares, has dissented and demanded payment for the fair value of such shares of the Company’s capital stock in accordance with the DGCL in connection with the Merger, including any such holder that subsequently has withdrawn, failed to perfect or otherwise lost such holder’s right to such payment.

2.22

Disclosure.  The Company has not made any representation, warranty, covenant or statement in this Agreement, or in any of the schedules or exhibits attached to this Agreement, that contains any untrue statement of a material fact or, to the reasonable knowledge of the Company, omitted to state any material fact necessary in order to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading.

3.

REPRESENTATIONS AND WARRANTIES OF PUBCO AND MERGERSUB.  Except as set forth on the Pubco Disclosure Schedule, each of Pubco and MergerSub, jointly and severally, hereby represents, warrants and covenants on and as of the date hereof, to and for the benefit of the Company and the Surviving Corporation, as follows:

3.1

Due Organization; No Subsidiaries; Etc.  Pubco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.   MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of Pubco and MergerSub has all necessary power and authority:  (i) to conduct its business in the manner in which its business is currently being conducted and proposed to be conducted after the Merger; (ii) to own and use its assets in the manner in which its assets are currently owned and used and as proposed after the Merger; and (iii) to perform its obligations under all Pubco Contracts.  Except as set forth in Schedule 3.1 of the Pubco Disclosure Schedule, Pubco, together with its predecessors, has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name “PASW, Inc.” Neither Pubco nor Merger Sub is and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than any jurisdictions set forth in Schedule 3.1 of the Pubco Disclosure Schedule.  Except for Merger Sub and as otherwise set forth in Schedule 3.1 of the Pubco Disclosure Schedule, Pubco has no Subsidiaries, does not own any controlling interest in any Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity.  Neither Pubco nor Merger Sub has agreed and is not obligated to make any future investment in or capital contribution to any Entity.  Neither Pubco nor any of the stockholders of Pubco has ever approved, or commenced any Legal Proceeding or made any election contemplating, the dissolution or liquidation of the Company’s business or affairs.

3.2

Certificate of Incorporation and Bylaws; Records.

(a)

Pubco has delivered to the Company accurate and complete (through the date hereof) copies of: (i) the certificate of incorporation and bylaws, including all amendments thereto, of Pubco; (ii) the stock records of Pubco; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of Pubco Common Stock, the board of directors of Pubco and all committees of the board of directors of Pubco (the items described in the foregoing clauses “(i)”, “(ii)” and “(iii)” of this subsection 3.2(a) being collectively referred to herein as the “Pubco Documents”).  There have been no formal meetings held of, or corporate actions taken by, the stockholders of Pubco, the board of directors of Pubco or any committee of the board of directors of Pubco that are not fully reflected in the Pubco Documents.  There has not been any violation of any of the Pubco Documents, and at no time has Pubco taken any action that is inconsistent in any material respect with the Pubco Documents.  The books of account, stock records, minute books and other records of Pubco are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with Legal Requirements and prudent business practices.

(b)

MergerSub has delivered to the Company accurate and complete (through the date hereof) copies of: (i) the certificate of incorporation and bylaws, including all amendments thereto, of MergerSub; (ii) the stock records of MergerSub; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of MergerSub Common Stock, the board of directors of MergerSub and all committees of the board of directors of MergerSub (the items described in the foregoing clauses “(i)”, “(ii)” and “(iii)” of this subsection 3.2(b) being collectively referred to herein as the “MergerSub Documents”).  There have been no formal meetings held of, or corporate actions taken by, the stockholders of MergerSub, the board of directors of MergerSub or any committee of the board of directors of MergerSub that are not fully reflected in the MergerSub Documents.  There has not been any violation of any of the MergerSub Documents, and at no time has MergerSub taken any action that is inconsistent in any material respect with the MergerSub Documents.  The books of account, stock records, minute books and other records of MergerSub are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with Legal Requirements and prudent business practices.

3.3

Capitalization, Etc.

(a)

The authorized capital stock of Pubco consists of: (i) 200,000,000 shares of Pubco Common Stock, of which 4,997,400 shares are issued outstanding immediately prior to the Closing Date; and (ii) 10,000,000 shares of Pubco Preferred Stock, of which no shares are issued and outstanding.  The authorized capital stock of MergerSub consists of 1,000 shares of MergerSub Common Stock, of which 100 shares are issued and outstanding, all of which are owned by Pubco.  All of the outstanding shares of Pubco capital stock and MergerSub capital stock have been duly authorized and validly issued and are fully paid and nonassessable.  All of the outstanding shares of Pubco capital stock and MergerSub capital stock have been issued in compliance with all applicable federal and state securities laws and other applicable Legal Requirements and all requirements set forth in the Pubco Documents, Pubco Contracts and MergerSub Documents, respectively, and are owned, beneficially and of record, by those stockholders set forth on the most recent stockholders list held by Pubco’s transfer agent.  No shares of Pubco capital stock and MergerSub capital stock are subject to a repurchase option in favor of Pubco and MergerSub, respectively.  Neither Pubco nor MergerSub has ever repurchased, redeemed or otherwise reacquired any of its shares of capital stock or other securities.

(b)

Except as set forth in Schedule 3.3(b) of the Pubco Disclosure Schedule, for each of Pubco and MergerSub, there are no: (i) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock or other securities; (ii) outstanding securities, notes, instruments or obligations that are or may become convertible into or exchangeable for any shares of capital stock or other securities; (iii) outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock; (iv) Contracts (other than this Agreement) under which the company is or may become obligated to sell, transfer, exchange or issue any shares of capital stock or any other securities; (v) agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of capital stock; or (vi) conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities.

(c)

Schedule 3.3(c) of the Pubco Disclosure Schedule sets forth a complete and accurate list of all of the stock option plans and other stock or equity-related plans of the Pubco and MergerSub.

3.4

SEC Reports; Pubco Financial Statements.  Pubco has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  Except for such documents available on the SEC’s EDGAR database, Pubco has delivered to the Company a copy of all SEC Reports filed within the ten (10) days preceding the date hereof.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder.  The financial statements of Pubco included in the SEC Reports (the “Pubco Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  The Pubco Financial Statements have been prepared in accordance with GAAP, except as may be otherwise specified in the Pubco Financial Statements or the notes thereto, and fairly present in all material respects the assets, liabilities, financial position and results of operations of Pubco as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  The Pubco Financial Statements for the years ended December 31, 2006 and 2005 have been audited by Farber Hass Hurley & McEwen, LLP, a public accounting firm as required by the Exchange Act, and are accompanied by such firms’ audit reports.  The books and records of Pubco are true, accurate and complete in all material respects.  All material agreements to which Pubco is a party or to which the property or assets of Pubco are subject are included as part of or specifically identified in the SEC Reports. To the Knowledge of Pubco, each individual or entity required to file reports concerning equity ownership of Pubco under Section 13 or Section 16 of the Exchange Act has filed all such required reports, and each such report complied with the requirements of the Exchange Act and is accurate in all material respects.

3.5

Equipment; Leasehold.

(a)

Schedule 3.5(a) of the Pubco Disclosure Schedule sets forth a true and complete list of all inventory, machinery, equipment, furniture, office equipment, supplies, materials, vehicles and other material items of tangible personal property of every kind owned by Pubco and Merge Sub and used in connection with each of their businesses (the “Pubco Personal Property”).  Pubco and MergerSub each have good and marketable title to the Pubco Personal Property, as applicable, and the Pubco Personal Property is owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature.  All of the Pubco Personal Property and other tangible assets owned by or leased to Pubco and/or MergerSub are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of each of their businesses in the manner in which such business is currently being conducted and proposed to be conducted immediately after the Merger.

(b)

Schedule 3.5(b) of the Pubco Disclosure Schedule sets forth a true and complete list of all real property or interests in real property owned by Pubco and/or MergerSub (the “Pubco Owned Real Property”).  Either Pubco or MergerSub, as the case may be, has good and marketable title to the Pubco Owned Real Property and the Pubco Owned Real Property is owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature.

(c)

Schedule 3.5(c) of the Pubco Disclosure Schedule sets forth a true and complete list of all real property or interests in real property leased by Pubco or MergerSub (the “Pubco Leased Real Property” and together with the Pubco Owned Real Property, the “Pubco Real Property”). The Company has delivered to the Company accurate and complete copies of all leases and agreements pertaining to the Pubco Leased Real Property.

3.6

Intellectual Property.

(a)

Schedule 3.6(a) of the Pubco Disclosure Schedule accurately identifies: (i) each item of Registered IP in which Pubco or MergerSub has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (iii) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest.  Pubco has provided to the Company complete and accurate copies of all applications and correspondence with any Governmental Body related to each such item of Registered IP.

(b)

Schedule 3.6(b) of the Pubco Disclosure Schedule accurately identifies: (i) all Intellectual Property Rights or Intellectual Property licensed to Pubco or MergerSub (other than any non-customized software that is so licensed solely in executable or object code form pursuant to a non-exclusive, internal-use software license or is generally publicly available on standard terms for less than $1,000); and (ii) the corresponding Pubco Contract or Pubco Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is or are licensed to Pubco or MergerSub.  Neither the Merger nor any of the other transactions contemplated by the Transaction Documents will materially adversely alter or impair the Surviving Corporation’s Intellectual Property Rights or Intellectual Property licensed to Pubco or MergerSub.

(c)

Schedule 3.6(c) of the Pubco Disclosure Schedule accurately identifies each Pubco Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any of the Pubco IP.  The Company is not bound by, and no Pubco IP is subject to, any Pubco Contract containing any covenant or other provision that in any way limits or restricts the ability of Pubco to use, exploit, assert, or enforce any Pubco IP anywhere in the world.

(i)

Except as set forth on Schedule 3.6(c), Pubco or MergerSub exclusively owns all right, title, and interest to and in the Pubco IP, free and clear of any Encumbrances.

(d)

(i)

With respect to Pubco IP in the form of licenses from third parties of Intellectual Property and Intellectual Property Rights:  (A) each item of Pubco IP that is Registered IP is in compliance with all Legal Requirements and is valid and in full force and effect; and (B) no application for any type of Registered IP filed by or on behalf of Pubco or MergerSub has been abandoned, allowed to lapse or rejected; and

(ii)

With respect to all other Pubco IP, each item of Pubco IP that is Registered IP is and at all times has been maintained in compliance with all Legal Requirements and all filings, payments and other actions required to be made or taken to maintain such item of Registered IP in full force and effect have been made by the applicable deadline; and each such item of Registered IP is valid and in full force and effect.  No application for any type of Registered IP filed by or on behalf of Pubco or MergerSub has been abandoned, allowed to lapse or rejected.  No item of Pubco IP that is Registered IP is subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date.

(e)

To Pubco’s Knowledge, no Person has infringed, misappropriated or otherwise violated or is currently infringing, misappropriating or otherwise violating any Pubco IP.

(f)

To Pubco’s Knowledge, none of the Pubco IP owned or licensed by Pubco or MergerSub currently infringes, misappropriates or otherwise violates or has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person.  Without limiting the generality of the foregoing:

(i)

No infringement, misappropriation or similar claim or Legal Proceeding is pending or, to Pubco’s Knowledge, has been threatened against Pubco or MergerSub; and

(ii)

Neither Pubco nor MergerSub is bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation or any similar claim, and neither Pubco nor MergerSub has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for the infringement, misappropriation or violation of any Intellectual Property Right.

3.7

Contracts.  Schedule 3.7 of the Pubco Disclosure Schedule identifies each Pubco Contract and provides an accurate description of the terms of each Pubco Contract that is not in written form.  Pubco has delivered to the Company accurate and complete copies of all written Pubco Contracts.  Each material Pubco Contract is valid, binding and enforceable by Pubco or MergerSub, as the case may be, in accordance with its terms subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.  Neither Pubco nor MergerSub has violated or breached, or committed any default under, any material Pubco Contract, and, to Pubco’s Knowledge, no other Person has violated or breached, or committed any default under, any Pubco Contract.  Schedule 3.7 of the Pubco Disclosure Schedule provides an accurate and complete list of all Consents required under any material Pubco Contract to consummate the transactions contemplated by the Transaction Documents.

3.8

Finder’s Fee.  Except as set forth on Schedule 3.8 of the Pubco Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by the Transaction Documents based upon any arrangements or agreements made by or on behalf of Pubco or MergerSub.

3.9

Compliance with Legal Requirements.  Each of Pubco and MergerSub is, and has at all times been, in compliance with all applicable Legal Requirements.  Neither Pubco nor MergerSub has ever received any notice or other communication from any Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.  Each of Pubco and MergerSub has obtained all material permits, certificates and licenses required by any Legal Requirement for the conduct of its business and the ownership of its assets.  Neither Pubco nor MergerSub is in violation of any such permit, certificate or license, and no Legal Proceedings are pending or, to Pubco’s or MergerSub’s Knowledge, threatened to revoke or limit any such permit, certificate or license.

3.10

Legal Proceedings.  Except as set forth on Schedule 3.10, there is no pending Legal Proceeding, and to Pubco’s Knowledge, no Person has threatened to commence any Legal Proceeding, that (i) involves or affects Pubco or MergerSub or any of the assets owned or used by either of them, or (ii) that challenges the Merger or any of the other transactions contemplated by the Transaction Documents.  No Legal Proceeding has ever been commenced that involves or affects Pubco or MergerSub or the assets owned by either of them.  There is no Order in which Pubco or MergerSub is named or to which any of their assets is subject.

3.11

No Undisclosed Liabilities.  Neither Pubco nor MergerSub has any Liabilities, except for (i) Liabilities reflected on the Pubco Financial Statements, (ii) accounts payable incurred in the ordinary course of business since the date of the last balance sheet reflected in the Pubco Financial Statements, none of which are material in nature or exceed $150,000, in the aggregate, (iii) Liabilities under the Pubco Contracts, and (iv) Liabilities incurred in connection with the negotiation of the Transaction Documents and the transactions contemplated thereby.

3.12

Absence of Certain Changes.  Since the date of the Pubco Financial Statements, Pubco has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any Material Adverse Effect on Pubco and MergerSub.

3.13

Tax Matters.  All Tax Returns required to be filed by or on behalf of Pubco and MergerSub with any Governmental Body before the Closing Date (the “Pubco Returns”): (i) have been or will be filed on or before the applicable due date (including any extensions of such due date); (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements; and (iii) have been provided or made available to the Company.  All Taxes owed by Pubco and MergerSub have been paid when due, whether or not such amounts are shown on any Pubco Returns.  The Pubco Financial Statements fully accrue all actual and contingent Liabilities for unpaid Taxes with respect to all periods through the date thereof, and Pubco and MergerSub each have made adequate provision for unpaid Taxes after that date in its books and records.  No Pubco Return has ever been examined or audited by any Governmental Body.  No claim or Legal Proceeding is pending or has been threatened against or with respect to Pubco in respect of any Tax.  There are no unsatisfied Liabilities for Taxes, including Liabilities for interest, additions to tax and penalties thereon and related expenses, with respect to which any notice of deficiency or similar document has been received by Pubco or MergerSub (other than Liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Pubco or MergerSub and with respect to which adequate reserves for payment have been established).  There are no liens for Taxes upon any of the assets of Pubco or MergerSub except liens for current Taxes not yet due and payable.

3.14

Employee and Labor Matters.

(a)

Except as set forth on Schedule 3.14(a) of the Pubco Disclosure Schedule, Pubco and MergerSub have compensated all individuals for, or otherwise cancelled or satisfied all of its obligations with respect to, all accrued vacation, deferred compensation and other similar benefits through December 31, 2006.  Since January 1, 2007, neither Pubco nor MergerSub has increased the salary or benefits level of any of its employees.

(b)

Except as set forth on Schedule 3.14(b) of the Pubco Disclosure Schedule, there are no Plans contributed to, maintained or sponsored by Pubco or MergerSub, to which Pubco or MergerSub is obligated to contribute or with respect to which Pubco or MergerSub has any liability or potential liability, whether direct or indirect.

3.15

Authority; Binding Nature of Agreement.  Each of Pubco and MergerSub has all necessary corporate power and authority to enter into and to perform its obligations under the Transaction Documents, and the execution, delivery and performance by Pubco and MergerSub of the Transaction Documents have been duly authorized by all necessary action on the part of Pubco, MergerSub and their respective board of directors and, in the case of the MergerSub, the sole stockholder, Pubco.  For each of Pubco and MergerSub, the Transaction Documents to which each is a party constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.16

Non-Contravention.  Neither the execution, delivery or performance of the Transaction Documents, nor the consummation of any of the transactions contemplated thereby, will directly or indirectly (with or without notice or lapse of time): (i) result in a violation of any of the provisions of the Pubco Documents or MergerSub Documents; (ii) to Pubco’s or MergerSub’s Knowledge, result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by the Transaction Documents or to exercise any remedy or obtain any relief under any, Legal Requirement or any Order to which Pubco or MergerSub, or any of the assets owned, used or controlled by Pubco or MergerSub, is subject; or (iii) result in a violation or breach of, or result in a default under, with or without notice or lapse of time, any provision of any material Pubco Contract.

3.17

Environmental Protection.  No substances that are defined by Legal Requirements concerning the environment as toxic materials, hazardous wastes or hazardous substances (including without limitation any asbestos, oils, petroleum-derived compound or pesticides) (collectively, “Hazardous Materials”) are or, to the Knowledge of Pubco, have been located in, on or about the Pubco Real Property.  To the Knowledge of Pubco, the Pubco Real Property has not been used for the storage, manufacture or disposal of Hazardous Materials, and neither Pubco nor MergerSub has used, or provided permission to others to use, the Pubco Real Property for the storage, manufacture or disposal of Hazardous Materials.  Specifically, but without limitation, to the Knowledge of Pubco, there are and have been no storage tanks located on the Pubco Real Property.  To the Knowledge of Pubco, no Hazardous Materials have been transported off site from the Pubco Real Property.

3.18

Insurance.  Pubco has provided the Company with a brief description of all insurance policies maintained by Pubco and MergerSub with respect to their businesses, their assets, the Pubco Personal Property and the Pubco Real Property.  Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid.

3.19

Related Party Transactions.  Except as set forth on Schedule 3.19 of the Pubco Disclosure Schedule, the Pubco Contracts do not include any agreement with or any other commitment to (a) any officer or director of Pubco; (b) any individual related by blood or marriage to any such officer or director; or (c) any Entity in which Pubco or any such officer, director or related person has an equity or participating interest.

3.20

 Officer, Director and Promoter’s Information.  During the past five (5) years, neither the Company, nor any of its officers, directors or promoters (as such term is used in Item 404 of Regulation S-B promulgated under the Securities Act) has been the subject of:

(a)

a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or a petition seeking to appoint a receiver, fiscal agent or similar officer for the business or property of the Company or such person, or any partnership in which the Company or any such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which any such person was an executive officer at or within two years before the time of such filing;

(b)

a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence of an intoxicating substance);

(c)

any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the Company or any such person from, or otherwise limiting, the following activities:

(i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)

Engaging in any type of business practice; or

(iii)

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

(d)

any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of the Company or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

(e)

a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(f)

a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

3.21

Disclosure.  Pubco has not made any representation, warranty, covenant or statement in the Disclosure Materials or in any other Transaction Document that contains any untrue statement of a material fact or, to the reasonable knowledge of Pubco, omitted to state any material fact necessary in order to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading.

4.

ADDITIONAL COVENANTS OF THE PARTIES.

4.1

Lock-Up Agreements. Effective as of the Effective Time, each of the holders of Company Common Stock, immediately prior to the Closing, shall have entered into a lock-up agreement in the form attached hereto as Exhibit C (collectively, the “Lock-Up Agreements”), pursuant to which each such stockholder of the Company is prohibited from publicly selling any of his shares of Pubco Common Stock prior to the date that is one (1) year after the Closing Date, subject to certain extensions, as more specifically provided in the Lock-Up Agreements.

4.2

Registration Rights.  Effective as of the Effective Time, Pubco shall have entered into registration rights agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which Pubco shall provide for certain registration rights to be provided to (i) the holders of the San Gabriel Convertible Debt, (ii) the holders of the Bridge Convertible Debt and (iii) the holders of all of the Company Securities other than the Company Convertible Debt, with respect to their Registrable Securities.  All Registrable Securities shall be entitled to “piggyback” registration rights commencing on the Closing Date and the holders of a majority in interest of the Registrable Securities of each group described in clauses (i), (ii) and (iii) of the sentence immediately preceding, also shall have the right to demand the filing of one registration statement, as more specifically provided in the Registration Rights Agreement.  The Registration Rights Agreement also shall provide that in the event that all of the Registrable Securities cannot be included for resale in a prospectus included in any registration statement, the holders of the San Gabriel Convertible Debt shall be the last group to have the number of Registrable Securities reduced.

4.3

Board of Directors of Pubco.  The board of directors of Pubco, after the Effective Time, shall consist of the five (5) members of the board of directors of the Surviving Corporation, all of whom are set forth on Exhibit B attached hereto.  In order to effect the appointment of such directors, all but one of Pubco’s directors shall resign at the Effective Time, and the sole remaining director shall elect the five (5) individuals listed on Exhibit B to Pubco’s Board of Directors, immediately prior to his resignation.  Pubco’s board of directors, after the Effective Time, shall include at least three (3) independent directors.

4.4

Financing after the Closing of the Merger.  After the Closing of the Merger, Pubco agrees to use reasonable efforts to raise equity financing, in an aggregate amount up to $12,000,000 (the “Financing”), in a firm commitment underwritten public offering, in which it is anticipated that Gilford Securities, Incorporated (“Gilford”) or its designee will be engaged as the lead underwriter.  The Financing will be on such terms as agreed to by Pubco and the holders of the San Gabriel Convertible Debt.

4.5

  Recapitalization of Pubco Common Stock.  After the Closing of the Merger, Pubco agrees to use reasonable efforts to recapitalize the issued and outstanding shares of Pubco Common Stock by effecting a 1-for-3 reverse split of the Pubco Common Stock, the result of which would reduce the number of issued and outstanding shares of Pubco Common Stock after the Merger from 93,479,048 shares to 31,159,682 shares of Pubco Common Stock.  Pursuant to the provisions of the Pubco Options and the Pubco Warrants, the aggregate number of shares of Pubco Common Stock exercisable thereunder would be reduced to one-third of the number of shares available immediately prior to such recapitalization and the applicable exercise prices would be increased to 300% of the exercise prices immediately prior to such recapitalization.  Such recapitalization would be subject to the approval of Pubco’s Board of Directors, each director exercising his fiduciary duties to Pubco’s stockholders, and the approval of stockholders holding a majority of the issued and outstanding shares of Pubco Common Stock.

4.6

Adoption of Anti-Takeover Provisions.  After the Closing of the Merger, Pubco agrees to use reasonable efforts to amend its certificate of incorporation, and take such other actions as may be necessary, to adopt anti-takeover provisions including one or more of the following: (i) poison pill protection; (ii) election of a staggered Board; (iii) supermajority stockholder voting requirements for extraordinary actions such as the sale of Pubco’s assets, mergers or acquisitions; and (iii) imposing limitations on the right of Pubco’s stockholders to call special meetings of stockholders.  Adoption of such anti-takeover provisions would be subject to the approval of Pubco’s Board of Directors, each director exercising his fiduciary duties to Pubco’s stockholders, and the approval of stockholders holding a majority of the issued and outstanding shares of Pubco Common Stock.

4.7

 Employment Agreements.  After the Closing of the Merger, Pubco agrees to use reasonable efforts to enter into, or cause the Company to enter into, an employment agreement with Kendall Larsen, who will serve as Pubco’s and the Company’s President and Chief Executive Officer after the Merger, and also to enter into employment agreements with each of Edmund Munger, Sameer Mathur, Kathleen Sheehan and Robert Short, all of whom will be employees of the Company after the Merger.  All of such employment agreements shall be on terms mutually agreed to by Pubco and the Company, on the one hand, and the respective employees on the other hand, and shall be subject to the approval of Pubco’s Board of Directors and/or Compensation Committee, as applicable, each of such persons exercising his fiduciary duties to Pubco’s stockholders.

5.

CONDITIONS TO EACH PARTY’S OBLIGATIONS.  The respective obligations of each Party to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions unless any such condition is waived, in writing, by the Party relying on such condition:

5.1

Approval of Merger by the Company’s Stockholders.  This Agreement and the Merger shall have been adopted and approved by the requisite number of votes represented by the outstanding shares of Company Common Stock and Company Preferred Stock entitled to vote on this Agreement and the Merger, voting in accordance with the corporate laws of the State of Delaware and the Company Documents currently in effect.

5.2

Applicable Exemption from Registration under Securities Act.  Pubco, MergerSub and the Company shall be satisfied that the issuances of the Pubco Common Stock, the Pubco Options and the Pubco Warrants, in connection with the Merger, shall be exempt from registration under Regulation D of the Securities Act and Section 4(2) of the Securities Act.

5.3

No Legal Prohibition to Merger.  No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall have been issued, nor shall any proceeding brought by any Governmental Body, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

5.4

 No Bankruptcy Proceedings.  No proceeding in which the Company, Pubco or MergerSub shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against the Company, Pubco or MergerSub under any United States or state bankruptcy or insolvency law.

5.5

Filing of Schedule 14(f).  Pubco shall have filed, with the SEC, a Schedule 14(f), pursuant to the requirements of Rule 14f-1 promulgated under the Exchange Act, in connection with the proposed change in the majority of directors serving on the Board of Directors of Pubco after the Merger, and shall have mailed such information, as required, to each of Pubco’s stockholders at least ten (10) days prior to the Closing Date.

5.6

Ownership of Pubco Common Stock upon Conversion in Merger.  Each of the following groups of holders of Company Securities shall acquire beneficial ownership, upon the Closing of the Merger, of not less than the following number of issued and outstanding shares of Pubco Common Stock:

(a)

The holders of the San Gabriel Convertible Debt shall acquire aggregate beneficial ownership of 16,000,000 shares of Pubco Common Stock;

(b)

The holders of the Bridge Convertible Debt shall acquire aggregate beneficial ownership of 2,000,000 shares of Pubco Common Stock;

(c)

The holders of (i) the Company Securities (other than the Company Convertible Debt and the Warrant Right); (ii) the Option Right; and (iii) any Restricted Stock

Award Rights (assuming the issuance of all 249,046 restricted stock award shares) shall acquire aggregate beneficial ownership of 79,200,000 shares of Pubco Common Stock less such number of shares not issued due to Dissenting Shares, if any;

(d)

The holder of the Warrant Right shall acquire beneficial ownership of 800,000 shares of Pubco Common Stock; and

(e)

The existing holders of Pubco Securities shall retain aggregate beneficial ownership of the 4,997,400 shares of Pubco Common Stock outstanding prior to the Merger.

5.7

Release of Funds from Escrow.  The Parties hereby acknowledge and understand that $3,000,000 of the funds provided in respect of the San Gabriel Convertible Debt (the “Escrow Funds”) are being held in an escrow account at Professional Business Bank, Pasadena, California, pursuant to the provisions of an Escrow Account Agreement, dated as of February 6, 2007.  The Escrow Funds shall be released to the Company or Pubco immediately prior to or simultaneous with the Closing.

6.

CONDITIONS TO OBLIGATIONS OF THE COMPANY.  The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions, unless any such condition is waived, in writing, by the Company:

6.1

Pubco’s Liabilities on Closing Date.  On the Closing Date, and immediately prior to the Closing of the Merger, Pubco’s aggregate liabilities shall not exceed $150,000.

6.2

Filing of SEC Reports.  On the Closing Date, Pubco shall be current with respect to the filing of all SEC Reports that are required to be filed with the SEC.

6.3

No Stockholder Vote of Pubco Required.  The Merger, the issuance of the Pubco Securities and any other transactions contemplated under this Agreement relating thereto, will not require the approval of Pubco’s stockholders.

6.4

Consents, Approvals, etc.  Pubco and MergerSub shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices (including, but not limited to any filings that are required with the SEC prior to the consummation of the Merger), except for any which if not obtained or effected would not have a Material Adverse Effect on Pubco and MergerSub or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

6.5

Performance and Compliance with Agreements.  Each of Pubco and MergerSub shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time.

6.6

Representations and Warranties.  The representations and warranties of Pubco and MergerSub set forth in Section 3 shall be true and correct as of the Closing Date, except for representations and warranties made as of a specified date, which shall be true and correct as of such date.

6.7

Certificate of Pubco’s Secretary.  The Company shall have received from the Secretary of Pubco a certificate (i) certifying the certificate of incorporation of Pubco, (ii) certifying the bylaws of Pubco, (iii) certifying the resolutions of the board of directors of Pubco authorizing the Merger and the transactions contemplated under the Transaction Documents, (iv) attesting to the incumbency of the officers of Pubco and (v) confirming that Pubco’s liabilities as of the Closing Date do not exceed $150,000.

6.8

Certificate of MergerSub’s Secretary.  The Company shall have received from the Secretary of MergerSub a certificate (i) certifying the certificate of incorporation of MergerSub, (ii) certifying the bylaws of MergerSub, (iii) certifying the resolutions of the board of directors and the sole stockholder of MergerSub authorizing the Merger and the transactions contemplated under the Transaction Documents, and (iv) attesting to the incumbency of the officers of MergerSub.

6.9

Certificate of Pubco’s Chief Executive Officer.  The Company shall have received from the Chief Executive Officer of Pubco a certificate certifying that (i) Pubco has satisfied and complied with all of its obligations under this Agreement which are required to consummate the Merger; and (ii) all of Pubco’s representations and warranties set forth in this Agreement continue to be true and accurate as of the Closing Date.

6.10

Certificate of MergerSub’s Chief Executive Officer.  The Company shall have received from the Chief Executive Officer of MergerSub a certificate certifying (i) MergerSub has satisfied and complied with all of its obligations under this Agreement which are required to consummate the Merger; and (ii) all of MergerSub’s representations and warranties set forth in this Agreement continue to be true and accurate as of the Closing Date.

6.11

Pubco and MergerSub Deliverables.  Pubco and MergerSub shall have delivered (i) the certificates described in Section 1.7 hereof, as applicable (or, if applicable, shall have provided all necessary instructions to Pubco’s transfer agent for the delivery of such certificates promptly after the Closing), (ii) all of the Pubco and MergerSub deliverables set forth in Section 10 hereafter (iii) all certificates and documents required to be delivered pursuant to the provisions of this Section 6 and (iv) all other documents required to be delivered by Pubco and MergerSub on or before the Closing Date.  In addition, Pubco and MergerSub shall have caused Glenn P. Russell to deliver the Escrow Agreement and all certificates and stock powers required to be delivered pursuant to subsection 11.3(a) hereafter.

6.12

 Form 8-K.  A final draft of a Current Report on Form 8-K (the “Form 8-K”), which discloses Pubco’s entering into this Agreement, the consummation of the Merger, and which also includes all information required to be reported with respect to a “reverse merger” transaction with a public “shell company” including, without limitation, the information required pursuant to Section 506 – Change in Shell Company Status, shall have been approved by Pubco, the Company and their respective legal advisors, to be filed with the SEC within four (4) Business Days after the Closing.

6.13

Opinion of Pubco Counsel.  The Company shall have received from Pubco an opinion from counsel to Pubco in form reasonably acceptable to the Company and its legal counsel.

6.14

Access to Information.  From the date of this Agreement through and until the Closing Date, Pubco shall have provided the Company and its authorized representatives full access, during normal business hours and upon at least 24 hours prior written notice, to Pubco’s offices and other facilities and to review Pubco’s books and records.

7.

CONDITIONS TO OBLIGATIONS OF PUBCO AND MERGERSUB.  The obligation of each of Pubco and MergerSub to consummate the Merger is subject to the satisfaction of the following additional conditions, unless any such condition is waived, in writing, by Pubco:

7.1

Approval of Merger.  This Agreement, the Merger and all of the transactions contemplated hereunder shall have been approved and adopted by the Company’s board of directors and approved by the Company’s stockholders.

7.2

Voting Agreement.  Kendall Larson, the President, Chief Executive Officer and a director of the Company and MDB Capital Group LLC and its controlling persons each shall have voted all of his or its shares of Company Common Stock and Company Preferred Stock for the approval of the Merger and the related transactions contemplated hereunder.

7.3

   Consents, Approvals, etc.  The Company shall have obtained all of the waivers, permits, consents, assignments, approvals or other authorizations, and effected all of the registrations, filings and notices required to effectuate the transactions contemplated hereby and referred to in the Company Disclosure Schedule, except for any which if not obtained or effected would not have a Material Adverse Effect on the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

7.4

 Representations and Warranties.  The representations and warranties of the Company set forth in Section 2 shall be true and correct as of the Closing Date, except for representations and warranties made as of a specified date, which shall be true and correct as of such date.

7.5

Performance and Compliance with Agreements.  The Company shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time.

7.6

Certificate of the Company’s Secretary.  Pubco and MergerSub shall have received from the Secretary of the Company a certificate (i) certifying the Company’s certificate of incorporation, (ii) certifying the bylaws of the Company, (iii) certifying the resolutions of the board of directors and stockholders of the Company authorizing the Merger and the transactions contemplated under the Transaction Documents, and (v) attesting to the incumbency of the officers of the Company.

7.7

Certificate of Company’s President and Chief Executive Officer.  Pubco and MergerSub shall have received from the President and Chief Executive Officer of the Company a certificate certifying (i) the Company has satisfied and complied with all of its obligations under this Agreement which are required to consummate the Merger; and (ii) all of the Company’s representations and warranties set forth in this Agreement continue to be true and accurate as of the Closing Date.

7.8

Company Deliverables.  The Company shall have delivered, or have caused the applicable stockholders to deliver, (i) the certificates described in Section 1.7 hereof, as applicable, (ii) all of the Company deliverables set forth in Section 9 hereafter, (iii) all certificates and other documents required to be delivered pursuant to this Section 7 and (iv) all other documents required to be delivered by the Company on or before the Closing Date.  In addition, the Company shall have caused all of applicable Persons to deliver the Escrow Agreement and all certificates and stock powers required to be delivered pursuant to subsection 11.3(b) hereafter.

7.9

Opinion of Company Counsel.  Pubco shall have received from the Company an opinion from counsel to the Company in form of opinion reasonably acceptable to Pubco and its legal counsel.

7.10

Financial Statements.  The Company shall have delivered to Pubco prior to the Closing the internal unaudited consolidated balance sheets of the Company as at each of January 31, 2007, February 28, 2007, March 31, 2007 and April 30, 2007 and an unaudited consolidated statement of income for the period from January 1, 2007 through March 31, 2007 (together, the “Subsequent Company Financial Statements”), each prepared in accordance with the Company’s past practices.  The Subsequent Company Financial Statements will be complete and correct, consistent with the books and records of the Company and present fairly the assets, liabilities, financial condition and results of operations of the Company as at the dates and for the periods indicated, and shall have been prepared by the Company’s management in good faith from the books and records of the Company in accordance with its past practices.

7.11

Access to Information.  From the date of this Agreement through and until the Closing Date, the Company shall have provided Pubco and its authorized representatives full access, during normal business hours and upon at least 24 hours prior written notice, to the Company’s offices and other facilities and to review the Company’s books and records.

8.

CERTAIN WAIVERS.  The Parties acknowledge and agree that if a Party has actual knowledge of any breach by any other Party of any representation, warranty, agreement or covenant contained in this Agreement, and such Party proceeds with the Closing, such Party shall be deemed to have irrevocably waived such breach for that particular breach only and such Party and its successors and assigns shall not be entitled to assert any right or to seek any remedy for any damages arising from any matters relating to such breach, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto.

9.

COMPANY DELIVERABLES.  The Company shall deliver the following to Pubco and MergerSub:

9.1

Consents.  On or before the Closing Date, the Company shall deliver to Pubco and MergerSub copies of all Consents required to be obtained by the Company in connection with the transactions contemplated by the Transaction Documents (including the Consents, if any, identified in Schedule 2.7 of the Company Disclosure Schedule and approvals from each of the holders of Company Securities of this Agreement and the transactions contemplated by the Transaction Documents).

9.2

Agreements and Documents.  At the Closing, the Company shall deliver to Pubco and MergerSub all of the certificates, opinions, instruments and other documents described or otherwise referred to in Section 5 and/or Section 7 hereof and subsection 11.3(b) hereafter.

10.

PUBCO AND MERGERSUB DELIVERABLES.  Pubco and MergerSub shall deliver the following to the Company:

10.1

 Consents.  At the Closing, Pubco and MergerSub shall deliver to the Company copies of all Consents required to be obtained by Pubco and MergerSub in connection with the transactions contemplated by the Transaction Documents (including the Consents, if any, identified in Schedule 3.7 of the Pubco Disclosure Schedule).

10.2

Agreement and Documents.

(a)

At the Closing, Pubco and MergerSub shall deliver to the Company all of the certificates, opinions, instruments and other documents described or otherwise referred to  in Section 5 and/or Section 6 hereof and subsection 11.3(a) hereafter; and

(b)

Immediately after the Effective Time, Pubco shall deliver to the Company the resignations of all officers and directors of Pubco, except for William E. Sliney who shall continue to serve as Chief Financial Officer until he resigns or is replaced by Pubco’s board of directors; provided, however, that prior to the resignation of the last of Pubco’s directors, such remaining director shall appoint the five (5) persons set forth on Exhibit B annexed hereto to serve on the board of directors of Pubco immediately after the Effective Time.

11.

INDEMNIFICATION.

11.1

Indemnification of Pubco and MergerSub.  The Company agrees to indemnify and hold harmless Pubco, MergerSub and each of their respective officers, directors, employees, Affiliates and Representatives, from and against any and all losses, costs, claims, damages, expenses, obligations and liabilities of any nature whatsoever, including, without limitation, court costs and reasonable attorneys’ fees (specifically including court costs and reasonable attorneys’ fees incurred in enforcing this Section 11.1 or in recovering damages or pursuing other remedies with respect to any breach of this Section 11.1), incurred by Pubco or MergerSub as a result of or in connection with any breach of any representation, warranty, covenant or other obligation of the Company contained in this Agreement.

11.2

Indemnification of the Company.  Pubco and MergerSub shall, jointly and severally, indemnify and hold harmless the Company and its officers, directors, employees, Affiliates and Representatives, from and against any and all losses, costs, claims, damages, expenses, obligations and liabilities of any nature whatsoever, including, without limitation, court costs and reasonable attorneys’ fees (specifically including court costs and reasonable attorneys’ fees incurred in enforcing this Section 11.2 or in recovering damages or pursuing other remedies with respect to any breach of this Section 11.2), incurred by the Company as a result of or in connection with any breach of any representation, warranty, covenant or other obligation of Pubco or MergerSub contained in this Agreement.

11.3

Deposit of Shares of Pubco Common Stock in Escrow.

(a)

On the Closing Date, Glenn P. Russell, the Chairman and Chief Executive Officer of Pubco prior to the Effective Date, will arrange for deposit in escrow, pursuant to the terms and conditions of the Escrow Agreement, (i) a certificate representing 225,000 shares of Pubco Common Stock (the “Pubco Escrow Shares”) and (ii) and undated signed stock power(s) providing for the transfer of the shares to Pubco as may be required to fund any indemnification obligation of Pubco or MergerSub pursuant to the provisions of  Section 11.2 hereof.

(b)

The holders of Company Common Stock that are entitled to receive shares of Pubco Common Stock, pursuant to the provisions of Section 1.7 hereof, hereby agree that Pubco shall retain and deposit in escrow from all of such holders of Company Common Stock, pursuant to the terms and conditions of the Escrow Agreement, certificates representing an aggregate of 225,000 shares of Pubco Common Stock (the “Company Escrow Shares”), allocated among such holders on a pro rata basis, based on the number of shares of Pubco Common Stock issuable to each of them.  In addition, each of such holders shall deposit an undated signed stock power in escrow for the applicable number of shares of Pubco Common Stock deposited by such holder.  It is specifically agreed and understood that the holders of Company Convertible Debt, Company Options, the Option Right, any Restricted Stock Award Rights and the Warrant Right shall have no obligations under this subsection 11.3(b).

(c)

Pursuant to the terms of the Escrow Agreement, the Pubco Escrow Shares and/or the Company Escrow Shares shall be released to Pubco, if required with respect to any indemnification obligation hereunder, and all Pubco Escrow Shares and Company Escrow Shares remaining in escrow on the date that is twelve (12) months after the Closing Date (the “Escrow Release Date”) shall be released to the applicable stockholders as provided in the Escrow Agreement; provided, however, that to the extent that on the Escrow Release Date there are any pending claims for which Pubco or the Company would have an indemnification obligation under this Section 11, then Pubco Escrow Shares or Company Escrow Shares, as applicable, in a sufficient aggregate amount to cover such pending claims shall remain in escrow until the applicable claims have been fully resolved.

11.4

Survival of Representations, Warranties and Covenants. The Parties acknowledge and agree that all representations and warranties contained in this Agreement (and the related indemnification obligations) shall survive the closing hereunder and continue in force for a period of twelve months (12) months.

11.5

Limitation on Indemnification.

(a)

Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be liable to indemnify Pubco and MergerSub, pursuant to the provisions of Section 11.1 and Pubco and MergerSub shall not be liable to indemnify the Company pursuant to the provisions of Section 11.2, in each case until the aggregate amount of all damages claimed thereunder exceed $25,000 (the “Basket”). Once the amount of all such damages exceed the Basket, (i) the Company, with respect to its indemnification obligations under Section 11.1, and subject to the further limitations set forth herein, shall be liable to Pubco and/or MergerSub for the total amount thereof, or (ii) Pubco and/or MergerSub, with respect to each of their indemnification obligations under Section 11.2, and subject to the further limitations set forth herein shall be liable to the Company for the total amount thereof.

(b)

Notwithstanding anything to the contrary contained herein in the event that Company has an obligation to indemnify Pubco or MergerSub hereunder, such obligation may be satisfied solely by the transfer to Pubco of shares of Pubco Common Stock, held in escrow pursuant to the provisions of subsection 11.3(b) hereof, having an aggregate fair market value equal to the amount of such indemnification obligation.

(c)

Notwithstanding anything to the contrary contained herein in the event that Pubco or MergerSub has an obligation to indemnify the Company hereunder, such obligation may be satisfied solely by the transfer to Pubco of shares of Pubco Common Stock, held in escrow pursuant to the provisions of subsection 11.3(a) hereof, having an aggregate fair market value equal to the amount of such indemnification obligation.

(d)

For the purposes of this Section 11.5, “fair market value” shall mean the average closing price of the shares of Pubco Common Stock on the OTC Bulletin Board, Nasdaq or any exchange on which the shares of Pubco Common Stock are then traded for the ten trading day period immediately preceding the date of determination.  The date of determination shall be the date that the applicable indemnification obligation is incurred.

11.6

Indemnification Procedures.  In the event that Pubco incurs any damages for which indemnification is available pursuant to this Section 11, either the Company, on the one hand, or Glen P. Russell, on behalf of Pubco and/or MergerSub, on the other hand (the “Indemnified Party”) may make an indemnification claim against the other Party (the “Indemnifying Party”) by sending written notice thereof (the “Notice of Claim”) to the Indemnifying Party and to the Escrow Agent, pursuant to the provisions of the Escrow Agreement.  Such written notice shall describe such claim or the basis for such demand in reasonable detail.  In the event that the Indemnifying Party does not properly object to the Notice of Claim as provided under the provisions of the Escrow Agreement, then the Escrow Agent will release certificates for the applicable number of shares of Pubco Common Stock to Pubco, pursuant to the provisions of this Section 11 and the Escrow Agreement.  In the event that the Indemnifying Party objects to the terms of the Notice of Claim and the Indemnifying Party and the Indemnified Party are not able to resolve their dispute within thirty (30) days after such objection, then such dispute shall be resolved by binding arbitration in San Francisco, California by one arbitrator pursuant to the rules of the American Arbitration Association.  The determination of such arbitrator shall be enforceable in any court of competent jurisdiction.

12.

MISCELLANEOUS.

12.1

Termination.  This Agreement may be terminated and the proposed Merger and the other transactions contemplated hereby abandoned at any time prior to the Closing Date by written notice by the terminating Party to the other Parties:

(a)

by the mutual written consent of the Board of Directors of Pubco and the Company;

(b)

by any of the Parties if the proposed Merger shall not have been consummated by September 1, 2007, provided that the right to terminate this Agreement under this subsection 12.1(b) shall not be available to a Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to close on or before such date;

(c)

by either Pubco or the Company, if the other Party (which shall also include MergerSub in the case of Pubco), as between them, shall have breached or failed to perform any of its respective representations, warranties or covenants required to be performed by it under this Agreement and such breach or failure to perform has continued unremedied for ten (10) business days following notice from the non-breaching Party;

(d)

by Pubco or the Company if there has been a Material Adverse Effect in the condition of the other since the date of this Agreement.

12.2

Effect of Termination.

(a)

In the event that this Agreement is terminated pursuant to the provisions of either subsection 12.1(a) or 12.1(b) hereof, the Parties shall have no further liabilities or obligations hereunder, except to pay their own expenses incurred through the date of termination, as provided in Section 12.3 hereafter.

(b)

In the event that this Agreement is terminated by a Party pursuant to the provisions of either subsection 12.1(c) or 12.1(d) hereof , the Parties shall have no further liabilities or obligations hereunder, provided, however, that the Party that terminates this Agreement shall be entitled to the payment of all of its fees and expenses, including reasonable attorneys’ fees and expenses, by the other Party, and shall also be entitled to any other remedies at law or in equity that may be available to the terminating Party as a result of the other Party’s breach hereunder.

12.3

Fees and Expenses.  Each Party to this Agreement shall bear and pay all fees, costs and expenses (including all legal fees and accounting fees) that have been incurred or that are incurred by such Party in connection with the transactions contemplated by the Transaction Documents.

12.4

Attorneys’ Fees.  If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any Party hereto, the prevailing Party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which the prevailing Party may be entitled.

12.5

Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the Party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day; (iii) three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective Parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 12.5):

If to Pubco or MergerSub:

PASW, Inc.

9453 Alcosta Boulevard

San Ramon, California 94583-3929

Attention:

Fax: (775) 263-3404

With a copy (which shall not constitute notice) to:

Douglas B. Schwab, Esq.

1900 Avenue of the Stars

Suite 2410

Los Angeles, California 90067

Fax: (310) 552-0834

 If to the Company:

VirnetX, Inc.

5615 Scotts Valley Drive, Suite 110

Scotts Valley, CA 95066

Fax: (831) 438-3078

with a copy (which shall not constitute notice) to:

David N. Feldman, Esq.

Feldman Weinstein & Smith, LLP

420 Lexington Avenue, Suite 2600

New York, NY 10170

Fax: (212) 997-4242

Copies of all correspondence shall also be sent to:

Aaron A. Grunfeld, Esq.

Law Offices of Aaron A. Grunfeld

9200 Sunset Boulevard, 9th Floor

Los Angeles, California 90067

Fax: (310) 788-6677

12.6

Headings.  The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

12.7

Governing Law.  This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware without giving effect to its principles of conflicts of laws.

12.8

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and assigns, if any.  No Party shall assign or delegate, by operation of law or otherwise, its rights or obligations under this Agreement to any Person with the prior written consent of the other Parties.

12.9

Remedies Cumulative; Specific Performance.  The rights and remedies of the Parties hereto shall be cumulative and not alternative.  The Parties agree that, in the event of any breach or threatened breach by any Party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other Party to this Agreement, such other Party shall be entitled, in addition to any other remedy that may be available to it, to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach.  The Parties further agree that no Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12.7, and the Parties irrevocably waive any right they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

12.10

Waiver.  Except as set forth in Section 8 hereof, no failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

12.11

Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the Parties.

12.12

Severability.  If one or more provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable under applicable Legal Requirements, the Parties agree to promptly renegotiate such provision in good faith.  In the event that the Parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

12.13

Parties in Interest.  None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the Parties hereto and their respective successors and assigns.

12.14

Construction.

(a)

For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include the masculine and feminine genders.

(b)

Each of the Parties has been represented by legal counsel except to the extent that such Party has declined legal counsel.  Accordingly, the Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c)

As used in this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”.

(d)

Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

12.15

Entire Agreement.  This Agreement, together with the schedules and exhibits hereto and thereto, sets forth the entire understanding of the Parties relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof.

12.16

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the Parties and may be used in lieu of the original Agreement or amendment for all purposes.  Signatures of the Parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement and Plan of Merger and Reorganization as of the first date written above.

PASW, INC. By: /s/ Glenn Russell Name: Glenn Russell
Title: Chief Executive Officer

VIRNETX ACQUISITION, INC. By: /s/ William Sliney Name: William Sliney
Title: President

VIRNETX, INC. By: /s/ Kendall Larsen Name: Kendall Larsen
Title: President/ Chief Executive Officer

Exhibit A

CERTAIN DEFINITIONS

For purposes of this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.  For purposes of this definition a Person is deemed to “control” an Entity if such Person, directly or indirectly, (i) has the power to direct the management or policies of such Entity; or (ii) owns, beneficially or of record (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body or (b) at least fifty percent (50%) of the outstanding equity or financial interests of such Entity.

“Applicable Merger Consideration” shall mean the Stock Merger Consideration, the Options Merger Consideration or the Warrants Merger Consideration, as applicable.

 “Bridge Convertible Debt” shall mean convertible promissory notes in an aggregate principal amount of $500,000 which were issued to certain investors pursuant to a Convertible Note Purchase Agreement, dated February 9, 2007, and which promissory notes are required to be converted into Pubco Common Stock pursuant to the Merger.

 “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which either the SEC or banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Company Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

“Company Contract” shall mean any Contract, including any amendment, supplement, restatement, renewal or replacement thereto: (i) to which the Company is a party; (ii) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (iii) under which the Company has or may acquire any right or interest.

“Company Convertible Debt” shall mean the Bridge Convertible Debt and the San Gabriel Convertible Debt.

“Company Disclosure Schedule” shall mean the schedule, dated as of the date of this Agreement, delivered to Pubco on behalf of the Company on the date of this Agreement.

“Company IP” shall mean all Intellectual Property Rights and Intellectual Property owned by or exclusively licensed to the Company in any country or other geographic territory.

 “Company Option” shall mean any option to purchase shares of capital stock of the Company.

“Company Preferred Stock” shall mean the preferred stock, par value $0.0001 per share, of the Company.

“Company Securities” shall mean and include all outstanding shares of Company Common Stock (other than any Dissenting Shares), Company Convertible Debt and Company Options, in each case as of immediately prior to the Effective Time.

 “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization) of any third party (including any Governmental Body).

“Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Escrow Agent” shall mean the escrow agent appointed pursuant to the provisions of the Escrow Agreement.

“Escrow Agreement” shall mean the Escrow Agreement pursuant to which shares of Pubco Common Stock are being deposited to fund the indemnification obligations set forth in Section 11 of this Agreement.

 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis throughout the periods covered.

“Governmental Authorization” shall mean any: (i) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (ii) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, supranational or other government (including the European Union); or (iii) governmental, self-regulatory or quasi-governmental authority of any nature, including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal.

 “Intellectual Property” shall mean and include all apparatus, biological materials, clinical data, chemical compositions or structures, databases and data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, processes, proprietary information, protocols, schematics, specifications, software, techniques, URLs, websites, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries).

“Intellectual Property Rights” shall mean and include all past, present, and future rights of the following types, which may exist or be created under the Legal Requirements of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (ii) trademark and trade name rights and similar rights; (iii) trade secret rights; (iv) patents and industrial property rights; (v) other proprietary rights in Intellectual Property of every kind and nature; and (vi) all registrations, renewals, extensions, combinations, divisions, or reissues of, and applications for, any of the rights referred to in the foregoing clauses “(i)” through “(vi)” of this definition.

“Knowledge” shall mean (i) with respect to the Company, the actual knowledge of the Company’s officers and directors and (ii) with respect to Pubco, the actual knowledge of Pubco’s officers and directors in each case without independent investigation.

“Legal Proceeding” shall mean any ongoing or threatened action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign, international, multinational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liabilities” shall mean any debt, obligation, duty or liability of any nature (including unknown, undisclosed, unmatured, unaccrued, contingent, or indirect) regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Material Adverse Effect” when used in connection with an entity means any change, event, circumstance or effect whether or not such change, event, circumstance or effect is caused by or arises in connection with a breach of a representation, warranty, covenant or agreement of such entity in this Agreement that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations, employees, or prospects of such entity taken as a whole with its subsidiaries, except to the extent that any such change, event, circumstance or effect results from (i) changes in general economic conditions, (ii) changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity in a substantially disproportionate manner), or (iii) changes in the trading prices for such entity’s capital stock.

“MergerSub Common Stock” shall mean the common stock, par value $0.0001 per share, of MergerSub.

“Option Right” shall mean the contractual right provided to one of the Company’s employees to be issued Pubco Options as provided in this Agreement.

“Options Merger Consideration” has the meaning set forth in Section 1.5 hereof.

“Order” shall mean any writ, decree, permanent injunction, order or similar action used in a Legal Proceeding.

“Person” shall mean any natural person, Entity or Governmental Body.

“Pubco Common Stock” shall mean the common stock, par value $0.00001 per share, of Pubco.

“Pubco Contract” shall mean any Contract, including any amendment, supplement, restatement, renewal or replacement thereto: (i) to which Pubco is a party; (ii) by which Pubco or any of its assets is or may become bound or under which Pubco has, or may become subject to, any obligation; or (iii) under which Pubco has or may acquire any right or interest.

“Pubco Disclosure Schedule” shall mean the schedule, dated as of the date of this Agreement, delivered to the Company on behalf of Pubco on the date of this Agreement.

“Pubco IP” shall mean all Intellectual Property Rights and Intellectual Property owned by or exclusively licensed to Pubco in any country or other geographic territory.

“Pubco Option” shall mean any option to purchase shares of capital stock of Pubco.

“Pubco Preferred Stock” shall mean the preferred stock, par value $0.00001 per share, of Pubco.

“Pubco Securities” shall mean the Pubco Common Stock, the Pubco Options and the Pubco Warrants issued in connection with the Merger.

“Pubco Warrant” shall mean any warrant to purchase shares of capital stock of Pubco.

 “Registered IP” shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing.

“Registrable Securities” shall mean (i) the shares of Pubco Common Stock issued in connection with the conversion of the Company Common Stock and the Company Convertible Debt and (ii) the shares of Pubco Common Stock underlying the Pubco Options and the Pubco Warrants issued in exchange for the Company Options and the Company Warrants, respectively, all of which have been provided with registration rights, pursuant to the provisions of the Registration Rights Agreement.

“Representatives” shall mean officers, directors, employees, consultants, agents, attorneys, accountants, advisors and representatives.

“Restricted Stock Award Rights” shall mean certain rights to be issued restricted stock awards for Pubco Common Stock as provided in this Agreement.

“San Gabriel Convertible Debt” shall mean the convertible promissory notes in an aggregate principal amount of $4,000,000 which were initially issued to San Gabriel Fund, LLC, pursuant to two (2) Convertible Note Purchase Agreements, each dated February 2, 2007, and which promissory notes are required to be converted into Pubco Common Stock pursuant to the Merger.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stock Merger Consideration” has the meaning set forth in Section 1.5 hereof.

Any Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly: (i) has the power to direct the management or policies of such Entity; or (ii) owns, beneficially or of record (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body or (b) at least fifty percent (50%) of the outstanding equity or financial interests of such Entity.

 “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

 “Transaction Documents” shall mean, collectively, this Agreement, the Lock-Up Agreements and the Registration Rights Agreements.

“Warrant Right” shall mean the contractual right provided to MDB Capital Group LLC to be issued Pubco Warrants as provided in this Agreement.

“Warrants Merger Consideration” has the meaning set forth in Section 1.5 hereof.

Exhibit B

DIRECTORS AND OFFICERS

Directors

Kendall Larsen

Edmund Munger

Scott C. Taylor

Michael F. Angelo

Thomas M. O’Brien

Officers

Kendall Larsen – President and Chief Executive Officer

William E. Sliney – Chief Financial Officer (Interim)

Exhibit C

FORM OF LOCK-UP AGREEMENT

Exhibit D

FORM OF REGISTRATION RIGHTS AGREEMENT